UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 13, 2006

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2006, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved an increase in the annual retainer to be paid to each non-employee director of the Company from $32,000 to $35,000. The Compensation Committee also approved an increase in the annual retainer to be paid to the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors from $5,000 to $7,500. In addition, the Compensation Committee approved the annual discretionary grant of 946 shares of H.B. Fuller Common Stock units to each non-employee director under the Company’s Deferred Compensation Plan. Typically, the Committee determines the value of the annual discretionary stock unit grant by multiplying the amount of the non-employee directors’ annual retainer by 1.3 times.

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On July 13, 2006, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) per share for each outstanding share of Common Stock, $1.00 par value per share (the “Common Shares”), of the Company. The dividend is payable to shareholders of record on July 31, 2006 (the “Record Date”).

Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”), of the Company at a price of $95 per one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of July 13, 2006, between the Company and Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”).

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur, upon the earlier of: (i) the 10th business day after the first date of public announcement that a Person or group of affiliated or associated Persons has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares and (ii) the 10th business day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on July 31, 2016, unless extended or earlier redeemed or exchanged by the Company as described below. No fraction of a Preferred Share (other than fractions in integral multiples of one one-hundredth of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the closing price on the last trading date prior to the date of exercise.

The Purchase Price payable and the number of Preferred Shares issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) of this paragraph). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of the Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are subject to adjustment in the event of a stock dividend on the Common Shares or a subdivision, combination or consolidation of the Common Shares.

In the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at the then current aggregate exercise price, in lieu of Preferred Shares, such number of Common Shares of the Company having a current aggregate market price equal to twice the current aggregate exercise price. In the event that at any time after there is an Acquiring Person the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, holders of the Rights will thereafter have the Right to receive, upon exercise thereof at the then current aggregate exercise price, such number of Common Shares of the acquiring company (or, in certain cases, one of its affiliates) having a current aggregate market price equal to twice the current aggregate exercise price.

At any time after a Person becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights for Common Shares at an exchange ratio of one Common Share per right, subject to adjustment.

At any time before a Person has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), subject to adjustment. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

All per share information described in this Item 3.03 and in the Rights Agreement gives effect to the stock split approved by the Board of Directors of the Company at its July 13, 2006 meeting.

This summary of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release announcing the Rights Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2006, the Board of Directors of the Company adopted the following amendment, effective July 28, 2006, to the Company’s Restated Articles of Incorporation in connection with the Company’s stock split described in Item 8.01 below.

The first sentence of Article III of the Company’s Restated Articles of Incorporation, as amended and restated in its entirety, reads as follows:

ARTICLE III

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one hundred seventy million forty-five thousand nine hundred (170,045,900) shares, consisting of one hundred sixty million (160,000,000) shares of common stock, par value $1.00 per share (the “Common Stock”), and ten million forty five thousand nine hundred (10,045,900) shares of preferred stock (the “Preferred Stock”).

Articles of Amendment to the Company’s Restated Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On July 13, 2006, the Company issued a press release announcing that its Board of Directors had approved a two for one stock split. The stock split will be accomplished in the form of a 100% stock dividend. As a result, shareholders will receive one additional Common Share for every Common Share held on the record date of July 28, 2006. The split shares will be issued on August 4, 2006. The press release announcing the two for one stock split is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Restated Articles of Incorporation of H.B. Fuller Company to be effective July 28, 2006.

4.1	Rights Agreement, dated as of July 13, 2006, between H.B. Fuller Company and Wells Fargo Bank, National Association, as Rights Agent.

99.1	Press Release, dated July 13, 2006, of H.B. Fuller Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan General Counsel and Corporate Secretary

Date: July 18, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation of H.B. Fuller Company to be effective July 28, 2006.

4.1	Rights Agreement, dated as of July 13, 2006, between H.B. Fuller Company and Wells Fargo Bank, National Association, as Rights Agent.

99.1	Press Release, dated July 13, 2006, of H.B. Fuller Company.